EXHIBIT 6

(REV2)

               Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant has been registered under the Securities Act of l933, as amended (the "Act") and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such Warrant or Common Stock or a written opinion of counsel that the proposed sale, pledge, hypothecation or other transfer is exempt from registration under the Act has been provided the Company.

                             MID-STATE RACEWAY, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. CAP-1-A                                             50,000 Shares

                  FOR VALUE RECEIVED, Mid-State Raceway, Inc. (the "Company"), a New York corporation, hereby certifies that All Capital, LLC or permitted assigns (the "Holder") is entitled to purchase from the Company, at any time or from time to time subsequent to August 1, 2002 (the "Effective Date") and prior to 5:00 P.M., New York City time then current, on March 31, 2007 , Fifty Thousand (50,000) fully paid and nonassessable shares of the common stock, par value $.10 per share, of the Company (the "Common Stock") at the rate of Two ($2.00) Dollars per share (the "Exercise Price").

         1. EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, subsequent to the Effective Date and prior to 5:00 P.M., New York City time then current, on March 31, 2007, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in subparagraph 8 (a) hereof, together with proper payment for shares of Common Stock made by either, at the election of the
Holder: (a) certified or official bank check, drawn on a bank with offices in the continental United States, payable in U.S. dollars to the order of the Company and/or (b) by application of up to all of unpaid principal and/or interest evidenced by that certain Secured Promissory Note of even date executed by the Company in favor of All Capital, LLC in the initial principal amount of $8,500,000 (the "Note"). If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the shares of Common Stock for which this Warrant has not been exercised. Upon such surrender of this Warrant, the Company will issue or cause to be issued a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled.

                  (b) If at any time during the period commencing on April 1, 2003 and terminating on March 31, 2004, the Company shall be in default in the payment of interest on the Note, the Holder shall, at the written request of the Company, exercise this Warrant, for cash, for that number of shares of Common
Stock as shall be necessary to generate the amount necessary to cure the Company's interest payment default under the Note; provided however that the full amount of any such exercise shall be applied in payment of interest due on or with respect to the Note; and provided further, however, that at the time of any such exercise no other Event of Default (as defined in the Note) shall have occurred.

                  (c) Anything herein to the contrary notwithstanding , this Warrant shall not be exercisable (by the Holder and/or at the request of the Company) if the stockholders of the Company approve the Exclusive Option Agreement (as defined in that certain Loan Commitment dated March 22, 2002 executed by the Company and Capital One, LLC) and the transactions therein described are consummated.

         2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except as hereinafter provided) and free and clear of all liens, claims and encumbrances and rights and options of third parties, including without limitation pre-emptive rights.

         3. PROTECTION AGAINST DILUTION. (a) If, at any time or from time to time after the Effective Date, the Company shall distribute to the holders of the Common Stock (i) securities, other than shares of Common Stock, or (ii) property, excluding cash, without payment therefore, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would have held on the date of such exercise if, on the Effective Date the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the Effective Date to and including the date of such exercise, had retained such shares and securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed by the Company to the Holder.

         (b) In case the Company shall subsequent to the Effective Date (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant surrendered for exercise immediately thereafter would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subparagraph 3 (b) shall become effective immediately after the record date in the case of any such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reconstruction or reclassification. If, as a result of an adjustment made pursuant to this subparagraph 3 (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination, providing the same is applied equally to all holders of Common Stock, shall be conclusive and shall be described in a written notice to the Holders of the Warrants promptly after such adjustment) shall determine the allocation between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         (c) In case the Company shall subsequent to the Effective Date issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (the "Price", as defined) less than the then current Exercise Price in effect on the date of such issuance or sale, the Exercise Price shall be adjusted as of the date of such issuance or sale so that the same shall equal to the Price (subject to further adjustment as herein provided). For purposes of this subparagraph 3(c), the term "Price" shall be and mean the amount determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration"), by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities. Any property (other than cash) received in consideration for, or exercise of, any such rights, options, warrants or convertible securities shall be valued at fair market value on the date of receipt by the Company, as determined by the Board of Directors.

         (d) If, subsequent to the Effective Date, shares of Common Stock are issued by the Company for consideration in an amount per share less than the applicable Exercise Price, then and in that event (and effective as of the date of issuance of such Common Stock) the Exercise Price shall be reduced by that amount determined by multiplying the then effective Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and the denominator of which shall be the sum of (i) the total number of issued and outstanding shares of Common Stock prior to such issuance plus (ii) that number of shares of Common Stock issuable upon conversion of all of the then issued and outstanding preferred stock of the Company by its terms convertible into Common Stock; provided, however, that in no event shall the Exercise price be less than the par value of the Common Stock. The determination of the Exercise Price shall be made as of the Exercise Date which shall be the date upon which this Warrant is surrendered, in each instance, to the Company upon exercise pursuant to the provisions of Paragraph 1 hereof. To the extent permitted by law, each exercise shall be deemed to have been effective on the Exercise Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such exercise shall be deemed to have become holders of record of the shares represented thereby.

         (e) In case, subsequent to the Effective Date, of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of a Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Paragraph 3 with respect to the rights and interests thereafter of the Holders of the Warrants to the end that the provisions set forth in this Paragraph 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Warrants. The above provisions of this subparagraph 3(e) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.02 per share of Common Stock; provided, however, that any adjustments which by reason of this subparagraph 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Paragraph 3 (other than this subparagraph 3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of Warrants or Common Stock. A conversion of preferred stock convertible into Common Stock into Common Stock shall not precipitate an adjustment to the Exercise Price pursuant to this Paragraph 3. All calculations under this Paragraph 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Paragraph 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Paragraph 3, as it in its description shall deem to be advisable in order that any stock dividend or subdivision of shares hereafter made by the Company to its shareholders shall not be taxable.

                  (g) Whenever the Exercise Price is adjusted as provided in this Paragraph 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Paragraph 3, the Company shall promptly mail to the Holders of the Warrants a certificate of the chief financial officer or secretary of the Company setting forth the Exercise Price and the number of shares of Common Stock as to which this Warrant may be exercised after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

                  (h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to its Common Stock, the Company shall mail a notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution but in any event not less than 45 days prior to the date such dividend or distribution is intended to be made by the Company.

         4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock represented by each and every certificate delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable (except to the extent set forth in the Business Corporation Law), and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any shares of Common Stock or certificate therefor.

         5. TRANSFERABILITY. This Warrant and the shares of Common Stock issuable upon the exercise of this Warrant (collectively the "Securities") may not be transferred, sold, assigned, conveyed, pledged or hypothecated except in conformity with the provisions of the Securities Act of 1933, as amended (the "Act") and the rules and regulations ("Regulations") promulgated thereunder by the Securities and Exchange Commission. Prior to any proposed transfer of any of the Securities (in the absence of an effective Registration Statement under the Act with respect to such Securities), the holder of such Securities shall deliver to the Company a written opinion of counsel to the effect that such proposed Transfer may be effected without registration under the Act. Each certificate representing shares of Common Stock (issuable upon exercise of the Warrants) and the Warrants shall contain the following legend, if in the Company's reasonable judgment, applicable securities law so require:

                  "The ______________ represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such _______________ or a written opinion of counsel that the proposed sale, pledge, hypothecation or other transfer is exempt from registration under the Act has been provided to the Company."

In addition, the Company may place stop transfer instructions concerning those shares in its stock transfer records. The Holder, by accepting this Warrant, consents and agrees with the Company and every subsequent holder of this Warrant that until the Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary. The Company agrees to make such transfer promptly on its books if the transfer is effected consistent with the terms of this Paragraph 5.

         6. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

         8. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless (but any notice or other communication shall be effective and shall be deemed to have been given if) the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at P.O. Box 860, Vernon, New York 13476, or such other address as the Company has designated in writing to the Holder.

                  (b) the Holder at the address specified on the records of the Company, or such other address as the Holder has designated in writing to the Company.

         9. ISSUANCE. This Warrant has been issued pursuant to the provisions of that certain Loan Commitment dated March 22, 2002 (the "Commitment") executed by Capital One, LLC ("Capital") and the Company and in consideration for the financial undertakings of Capital therein contained; which undertakings the Company acknowledges have been satisfied by the provision by All Capital, LLC of the Loan as defined in the Commitment.

         10. REPRESENTATIONS. In order to induce All Capital, LLC to make the Loan defined in the Commitment to the Company, the Company does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution, delivery and performance of this Warrant) as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of State of New York, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. The Company is duly qualified to do business and is in good standing, in each jurisdiction where the conduct of its business or the ownership of its assets requires such qualification;

                  (b) (i) The Company has the full power and authority, corporate and otherwise, to execute, deliver and perform this Warrant and to consummate the transactions contemplated hereby; (ii) The execution, delivery and performance of the Warrant and the consummation of the transactions herein contemplated by the Company have been duly authorized by all necessary corporate and other action, and the Warrant has been duly and properly authorized, executed and delivered by the Company; (iii) The Warrant is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) The execution, delivery and performance of the Warrant does not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of the Company, (B) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company and/or pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or department, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (D) have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate its properties and to conduct its businesses or the ability of the Company to make use thereof. No consent, approval, authorization or order of any court, governmental agency, authority or body and/or any party to an agreement to which the the Company is a party and/or by which it is bound, is required in connection with the execution, delivery and performance of the Warrant, and/or the consummation of the transactions contemplated by the Warrant;

                  (c) The Company is not in violation  of, or in default  under,
(i) any term or provision of its constitutional documents; (ii) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. The Company owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of its knowledge, threatened, or any basis therefore existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations, or related to the breach or failure to comply of the Company with any law, rule, regulation, judgment, order or decree;

                  (d)  The  Company  has  not  incurred  any  liability  for any
finder's  fees  or  similar   payments  in  connection  with  the   transactions
contemplated in the Commitment ;

                  (e) Except as set forth on the Exception Schedule annexed hereto, the Company is not in default, in any material respect, under the terms of any outstanding agreement relating to the its business and operations (collectively "Business") or its assets

(collectively "Operating Assets") or any part thereof, as the case may be; and to the best knowledge and belief of the Company, there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default;

                  (f) Except as set forth on the Exception Schedule, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending, or, to the best of the knowledge of the Company, threatened against the Company. As to those items listed on the Exception Schedule none, question the validity of the Warrant or of any action taken or to be taken by the Company pursuant to, or in connection with, the Warrant; nor, to the best of the knowledge of the Company, after inquiry, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity, including without limitation any customer, supplier, lender, stockholder, former or current employee, agent or landlord. Other than as set forth on the Exception Schedule, there are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming the the Company and/or enjoining it from taking, or requiring it to take, any action, and/or by which it or its properties or businesses are bound or subject;

                  (g) The Company has paid and/or provided for the payment of all employment related taxes (including withholding taxes) with respect to its employees;

                  (h) There are no benefit programs, collective bargaining agreements, or pension plans applicable to the Company's employees other than as set forth on the Exception Schedule;

                  (i) All compensation and benefit payments including vacation, holiday and sickness payments (but exclusive of accruals required to be paid to employees of the Company has been paid other than as set forth on the Exception Schedule;

                  (j) The Financial Statements described on Exhibit "B" fairly present the financial position of the Company as of the respective dates thereof and the results of operations, and changes in financial position of the Company, for each of the periods covered thereby. The Financial Statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the entire periods involved. As of the date of the balance sheet forming a part of the Financial Statements, and except as and to the extent reflected or reserved against therein, the Company has no material liabilities, debts, obligations or claims (absolute or contingent) asserted against it and/or which should have been reflected in a balance sheet or the notes thereto; and all assets reflected thereon are properly reported and present fairly the value of the assets therein stated in accordance with generally accepted accounting principles;

                  (k) The  financial  and other books and records of the Company
(i) are in all material  respects  true,  complete and correct and have,  at all
times,   been  maintained  in
accordance with good business and accounting practices; (ii) contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies, tools, drawings and all other tangible property (collectively the "Property") owned by, in the possession of, or used by the Company in connection with the operation of Business; (iii) except as set forth on the Exception Schedule , none of such Property is leased or subject to a security agreement, conditional sales contract or other title retention or security agreement or is other than in the possession of, and under the control of, the Company, and (iv) the Property reflected in such books and records constitutes all of the tangible and intangible property necessary for the conduct of the Business; and all of the same is in normal operating condition and the use thereof as presently employed conforms to all applicable laws and regulations;

                  (l) The Company owns and has good and marketable title in and to all of its assets, properties and interests in properties, except for leased assets on the Exception Schedule, (both real and personal) which are reflected in the balance sheet included in the Financial Statements and/or utilized in connection with the operation of the Business and/or acquired after that date (except to the extent any of the same were disposed of since such date in the ordinary course of business), in all cases, free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description and rights and options of others except as expressly set forth in such balance sheet;

                  (m) The Exception Schedule contains a schedule setting forth a description of (i) each parcel of improved or unimproved real property owned by or leased to the Company; (ii) all buildings, fixtures and other improvements situated on or affixed to each designated parcel; and (iii) each title insurance policy, if any, insuring any of such parcels. Such schedule is true correct and complete in all respects; each of such leases are in full force and effect with no event of default in existence or event or occurrence which, with the passage of time and/or giving of notice, would or could mature into an event of default thereunder;

                  (n) The Company owns all trademarks, service marks, trade names, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials used or proposed to be used in the conduct of Business (COLLECTIVELY THE "INTANGIBLES") free and clear of all liens, claims and encumbrances and rights and options of third parties (including, without limitation, former or present officers, directors, shareholders, employees and agents); The Company has not licensed or leased any of the Intangibles and/or any interest therein to any person and/or entity; The Company has not infringed, nor is infringing, upon the rights of others with respect to the Intangibles; and the Company has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business as presently conducted or prospects, financial condition or results of operations, and the Company knows of any basis therefore; and, to the best of the knowledge of the Company, no others have infringed upon the Intangibles;

                  (o) The Exception Schedule contains a schedule setting forth is a true, correct and complete schedule of all insurance policies maintained by the Company ; and the Company has insured its properties against loss or damage by fire or other casualty, including liability insurance for acts or omissions of employees, in an amount sufficient to preclude the Company from being a co-insurer with respect to any claim;

                  (p) Except as and to the extent reflected or reserved against in the Financial Statements, the Company did not have, as at date of such Financial Statements, any material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of due and unpaid taxes, other governmental charges or lawsuits;

                  (q) The Company has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states, and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are or will become due with respect to the late filing of any such return. To the best of the knowledge of the Company, after due investigation, each such tax return heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable;

                  (r) Since the date of the Financial Statements, the Company has not sustained any material loss or interference with its business of any kind, nature or description including, without limitation, from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; nor have there been any material adverse change in or affecting the general affairs, management, financial condition, equity, results of operations or properties of the Company;

                  (s) Other than as set forth on Exception Schedule, the Company is not a party (i) to any contract or agreement calling for the payment of more than $10,000 per annum or $25,000 in the aggregate and/or which cannot be terminated on not more than 90 days' prior written notice to the other party thereto; (ii) to any profit sharing, bonus, deferred compensation, pension or retirement plan, severance policy or other similar agreement or arrangement;
(iii) to any collective bargaining agreement; or (iv) to any agreement not entered into in the ordinary course of business except those related to the transactions contemplated by the Warrant;

                  (t) The authorized and outstanding capitalization of the Company is as set forth on the Exception Schedule. The issued and outstanding shares of the Company capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights;

                  (u) The copies of the constitutional documents of the Company heretofore delivered to the Holder are true, correct and complete in all respects;

                  (v) Except as set forth on the Exception Schedule, all documents heretofore filed by the Company with the Securities and Exchange Commission were, at the times filed, true, correct and complete in all material respects; and to the extent requiring correction, have been corrected; and

                  (w) All shares of Common Stock acquired by, and issued to, the Holder upon the exercise of this Warrant shall be duly and properly authorized, validly issued, fully paid and non-assessable.

         10. COVENANTS. During the period from the date hereof until the later of the expiration of this Warrrant, the payment in full of the Note and/or the conversion of the remaining unpaid balance of the Note into shares of Common Stock, the Company shall:

                  (a) Permit the officers and other authorized representatives of the Holder (i) full and unrestricted access, from time to time and at one or more times, to the offices and books and records of the Company situated at its offices during normal business hours, and in connection with such books and records, such inspection shall be at the offices where such records are normally maintained, and such parties shall be entitled to make copies of and abstracts from any of such books and records; (ii) the opportunity to meet, correspond and communicate with the officers, directors, employees, counsel and accountants to the Company, and to secure from each such information as such parties shall deem necessary or appropriate; and (iii) to review and copy such other, further and additional financial and operating date, materials and information as to the business as may be requested by such parties, such access shall not materially interfere with day-to-day operations of the Company;

                  (b) Take and perform any and all actions necessary to render accurate and/or maintain the accuracy of, all of the representations and warranties of the Company herein contained and/or satisfy each covenant or condition required to be performed or satisfied by the Company;

                  (c) Not, without the prior written consent of the Investor, take or perform any action which would or might cause any representation or warranty made by the Company herein to be rendered inaccurate, in whole or in part and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part of any covenant required to be performed or satisfied by the Company;

                  (d) Carry on and maintain the Business in the ordinary course of business and in substantially the same form, style and manner as heretofore operated by the Company; perform, in all material respects all of the Company's obligations under all material agreements, leases and documents; use its best efforts to preserve, intact, the relationships with its suppliers, customers, employees and others having business relations with the Company ; not voluntarily engage in any material transaction not in the ordinary course of business without the prior written consent of the Holder; and not without the prior written consent of the Holder, amend any benefit plans to increase benefits or otherwise increase compensation of their employees other than in the ordinary course of business. Without limiting the generality of the foregoing the Company shall not without the prior written consent of the Holder:

                           (i) change its business, operations or financial condition, or the manner of managing or conducting its business and operations if such changes, if any, have a material adverse effect on such business, operations or financial condition, taken as a whole;

                           (ii) change its accounting methods or practices (including, without limitation, any change in depreciation, amortization and/or good will policies or rates;

                           (iii) incur any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects its assets, business, operations or financial condition;

                           (iv) make any declaration, setting, or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its share of capital stock;

                           (v) make any issuance or sale of any shares of the Company's capital stock of any class, or any other securities;

                           (vi) permit any increase in the salary or other compensation payable or to become payable to any of their respective officers, directors, employees or agents, or the declaration, payment or commitment or obligation of any kind, nature or description for the payment by any of them of a bonus or other additional salary or compensation to any person;

                           (vii) make any loan to any person or entity and/or issue any guaranty for or with respect to its own or another's obligations;

                           (viii)      waive or release any right or claim;

                           (ix) sell, lease, abandon, assign, transfer, license or otherwise dispose (including any agreement and/or option for or with respect to any of the foregoing) of any real property or tangible or intangible assets, property or rights (and/or interest therein);

                           (x)         incur   any   material    obligation   or
                                       liability, absolute or contingent;

                           (xi) amend, terminate or modify any material agreement or license to which it is a party which has or may have a material affect on its financial condition, business, assets or prospects;

                           (xii) enter into any management agreement with any person and/or entity; and

                           (xiii) experience any labor problems and/or other events or conditions of any character which materially and/or adversely affect, or which might materially and/or adversely affect, its financial condition, business, assets or prospects;

                  (e) Use its best efforts in good faith, to obtain and/or maintain all licenses, consents or approvals (from every governmental or regulatory body, or other person) required to be obtained and/or held by the Company for or with respect to its assets, businesses and/or operations;

                  (f) Immediately advise the Holder of any event, condition or occurrence which inhibits or limits or is likely to prevent, inhibit or limit the Company from satisfying, in full and on a timely basis, any covenant, term or condition herein contained; and

                  (g) appoint and/or elect to the Board of Directors of the Company not less that four (4) individuals designated by the Holder.

         11. REGISTRATION RIGHTS. The Company does hereby irrevocably give and grant to the Holder those registration rights set forth in Exhibit "C" annexed hereto; which registration rights are hereby incorporated herein by reference with the same full force and effect as if set forth herein in full.

         12. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

         14. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon, and inure to the benefit of, the Company and the Holder and their respective successors and permitted assigns.



         (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         15. ATTORNEYS FEES. In the event of any dispute or controversy arising out of or relating to this Warrant, the prevailing party shall be entitled to recover reasonable attorneys fees from the other party hereto.

         IN WITNESS WHEREOF, Mid-State Raceway, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed this 11th day of November, 2003.

                                            Mid-State Raceway, Inc.


                                            By: /s/ HOOLAE PAOA
                                                ---------------
                                            Hoolae Paoa,  President

{Corporate Seal}

Accepted and Agreed:
All Capital, LLC

By:  /s/ SHAWN SCOTT
     ---------------

                                  SUBSCRIPTION

                  The undersigned ___________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of Mid-State Raceway, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_________________________   Signature_____________________

                                  Address_______________________


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________ attorney, to transfer said Warrant on the books of Mid-State Raceway, Inc.


Dated:________________________  Signature ___________________________

                     Address_______________________________


                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED, _______________________ hereby assigns and transfers unto __________________________ the right to purchase ____________
shares of the Common Stock of Mid-State Raceway, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of Mid-State Raceway, Inc.


Dated: _______________________    Signature__________________________

                   Address___________________________________

                                   EXHIBIT "B"

                                       TO

                                     WARRANT

                                     BETWEEN

            MID-STATE RACEWAY, INC. AND MID-STATE DEVELOPMENT, CORP.

                                       AND

                                ALL CAPITAL, LLC


                              FINANCIAL STATEMENTS

1. Certified Financial Statements of Borrower as of December 31, 1999;

2. Certified Financial Statements of Borrower as of December 31, 2000; and

3. Certified Financial Statements of Borrower as of December 31, 1998.

4. Consolidated Balance Sheet and Operating Statement for the Third Quarter of 2001.

5. Consolidated Balance Sheet and Operating Statement for the Fourth Quarter of 2001.